Exhibit 10.44

OMNIBUS AMENDMENT NO. 2

THIS OMNIBUS AMENDMENT NO. 2, dated as of June 30, 2015, (this “Amendment”), is entered into by and among the Transaction Parties (defined below) and relates to the following transaction documents (the “Transaction Documents”): (1) the Purchase and Contribution Agreement, dated as of December 22, 2010, by and between Bluegreen Corporation (“Bluegreen”) and BRFC-Q 2010 LLC (the “Seller”), as amended by that certain Omnibus Amendment, dated as of May 3, 2011, by and among the parties named therein ( the “Previous Omnibus Amendment”) (the “Purchase Agreement”); (2) the Loan Sale and Servicing Agreement, dated as of December 22, 2010, by and among the Seller, Quorum Federal Credit Union (the “Buyer”), Bluegreen Corporation, as servicer (“Servicer”), Vacation Trust, Inc. (“Club Trustee”), Concord Servicing Corporation, as backup servicer (the “Backup Servicer”) and U.S. Bank National Association, as custodian and paying Agent (“Custodian,” and together with BBCV, the Seller, the Buyer, the Servicer, the Club Trustee and the Backup Servicer, the “Transaction Parties”), as amended by the Previous Omnibus Amendment, and as further amended by that certain First Commitment Amendment, dated as of March 1, 2012, that Second Commitment Amendment, dated as of January 31, 2013, that Third Commitment Amendment, dated as of April 1, 2014, that Fourth Commitment Amendment, dated as of November 1, 2014, that Fifth Commitment Amendment, dated as of December 23, 2014, and that First General Amendment, dated as of April 1, 2014 (as may be amended, supplemented or restated from time to time, the “Loan Sale and Servicing Agreement”); (3) the Custodial Agreement, dated as of December 22, 2010, by and among the Buyer, the Seller, the Custodian, the Backup Servicer and the Servicer, as amended by that certain First Amendment to Custodial Agreement, dated as of May 3, 2011, by and among the parties named therein, and as further amended by the Previous Omnibus Amendments (the “Custodial Agreement”); and (4) the Backup Servicing Agreement, dated as of December 22, 2010, by and among the Backup Servicer, the Servicer, the Buyer and the Custodian, as amended by the Previous Omnibus Amendment (the “Backup Servicing Agreement”).

RECITALS

WHEREAS, the Transaction Parties desire to amend the Standard Definitions attached or incorporated into each of the Transaction Documents in the manner set forth herein.

WHEREAS, the Transaction Parties desire to amend the Loan Sale and Servicing Agreement, the Purchase Agreement, and certain exhibits attached thereto in the manner set forth herein.

WHEREAS, capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Sale and Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Transaction Parties, intending to be legally bound hereby, agree as follows:

1.          Amendment of Standard Definitions. The following definitions shall be added or substituted, as applicable, to the Standard Definitions in Annex A of the Transaction Documents:

“Expiration of Rescission Period” shall mean the end of the statutory period under applicable jurisdiction permitting the Obligor’s cancelation of the purchase of a vacation ownership interest.

“Non-United States Obligors” shall have the meaning ascribed thereto in Section (hh) of Schedule I of the Loan Sale and Servicing Agreement and the Purchase Agreement.

“Pre-Funding Conditions” shall mean (a) the Expiration of Rescission Period without a rescission occurring; (b) satisfaction and compliance with section 5.2 of the Loan Sale and Servicing Agreement; (c) completion of the boarding of the Timeshare Loan in Servicer’s electronic records and servicing system; (d) confirmation by the Buyer that the Obligors have completed a Quorum Membership Application; and (e) confirmation by the Buyer that the Seller accurately applied the Buyer’s underwriting criteria specified in section 5.2 and Schedule I of the Loan Sale and Servicing Agreement with respect to the timeshare loans.

“Sale Date” shall mean the date on which the funding of a Sale by the Buyer occurs.

“Settlement and Funding Notice” shall mean the notice provided by the Seller to the Buyer, in the form of Exhibit R attached hereto and incorporated herein, confirming the Pre-Funding Conditions have been satisfied and establishing the proposed Sale Date.

2.          Deletion of Defined Term. The defined term “Monthly Buyer Notice” and the definition ascribed thereto shall be deleted from the Standard Definitions in Annex of the Transaction Documents.

3.          Section 2.1 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

(a) General Process. During the Purchase Period, and subject to the terms and conditions of this Agreement, if the Seller elects to pursue a Sale, the Seller shall on a Business Day deliver to the Buyer an electronic file detailing each timeshare loan the Seller is committed to sell to the Buyer. Such commitment shall be memorialized on a weekly basis where Seller shall deliver to the Buyer a sales notice substantially in the form of Exhibit E hereto (a “Sale Notice”) and the Sales Notice shall clearly reference the individual electronic files detailing each timeshare loan. The Sale Notice shall be delivered by the Seller to the Buyer no later than six (6) calendar days after the Expiration of Rescission Period related to such timeshare loans. Notwithstanding the foregoing and the non-delivery of a Sale Notice with each individual electronic file detailing the identified timeshare loans to be sold, the Seller remains committed to sell the timeshare loans to the Buyer, subject to the fulfillment of the Pre-Funding Conditions required to be satisfied on the Sale Date. The Buyer may act without liability upon the basis of written notice believed by the Buyer in good faith to be from the Seller (or from any Authorized Officer thereof designated in writing by the Seller to the Buyer). The Buyer shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Sale on behalf of the Seller until the Buyer receives written notice to the contrary. The Buyer shall acknowledge the Sale Notice by returning a signed copy to the Seller. The Buyer shall have no duty to verify the authenticity of the signature appearing on any written Sale Notice.

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(b)       Commitment Period. During the Commitment Period, the Buyer shall be obligated to purchase Eligible Timeshare Loans from the Seller such that the Buyer’s Net Investment Amount equals the Minimum Required Amount subject only to (i) the Seller offering through a Sale Notice to the Buyer Eligible Timeshare Loans with Loan Balances equal to at least the Minimum Required Amount, (ii) satisfaction of the Pre-Funding Conditions, (iii) the monthly and annual limitations set forth in Section 2.5, and (iv) there being no occurrence and continuance of a Purchase Termination Event. Following delivery of the Sale Notice and satisfaction of the Pre-Funding Conditions, the Seller shall deliver to the Buyer a list of Timeshare Loans ready for funding along with the Settlement and Funding Notice. The Buyer shall issue a commitment purchase confirmation with such terms as are contained in the form of Exhibit F1 attached hereto and incorporated herein by this reference (a “Buyer Commitment Purchase Confirmation”) by 5:00 p.m. (New York City time) on the third (3rd) Business Day from the date of the Settlement and Funding Notice. The Buyer Commitment Purchase Confirmation shall note any Timeshare Loans that do not constitute an Eligible Timeshare Loan and shall establish a Sale Date no later than two (2) Business Days from the date of the Buyer Commitment Purchase Confirmation. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller. Notwithstanding the foregoing, the Seller and Buyer hereby covenant and agree that all of the terms of the Buyer Commitment Purchase Confirmation shall be established in a fully executed commitment purchase period terms letter in the form attached hereto as Exhibit S (the “Commitment Purchase Period Terms Letter”) delivered by Buyer to Seller.

(c)         After the Commitment Period. After the expiration of the Commitment Period, if the Seller delivers a Sale Notice to the Buyer and if the Buyer intends to enter into such Sale with the Seller upon such terms, then the Buyer shall confirm, by signing and returning such Sale Notice to the Seller within one Business Day. Within a reasonable period following the Sale Notice, the Seller shall deliver to the Buyer a list of Timeshare Loans ready for funding along with the Settlement and Funding Notice. The Buyer shall issue a purchase confirmation in substantially the form in Exhibit F2 attached hereto (a “Buyer Purchase Confirmation”) by 5:00 p.m. (New York City time) on the third (3rd) Business Day from the date of the Settlement and Funding Notice. The Buyer Purchase Confirmation shall specify items including the following (w) the Buyer Purchase Price Percentage, (x) the Initial Purchase Price Installment for such Sale Date Loan Pool, (y) the Program Fee Rate, and (z) any fees and expenses payable by the Seller to the Buyer. The Buyer Commitment Purchase Confirmation shall note any Timeshare Loans that do not constitute an Eligible Timeshare Loan and shall establish a Sale Date no later than two (2) Business Days from the date of the Buyer Commitment Purchase Confirmation. If the Seller decides to reject any Buyer Purchase Confirmation, it must provide notice to the Buyer no later than 5:00 p.m. (New York City time) on the Business Day immediately following the date of the Buyer Commitment Purchase Confirmation. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller.

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4.           Section 5.2(n) of the Loan Sale and Servicing Agreement is deleted in its entirety and replaced with the following:

(n)        each Sale Date Loan Pool as of the related Sale Date shall not cause the weighted average FICO Score of the Aggregate Loan Balance to be less than 675; provided, however, that (i) Non-United States Obligors do not require a FICO Score, and (ii) the sum of the Timeshare Loans that are (a) Timeshare Loans from United States resident Obligors without a FICO Score and (b) Timeshare Loans with a FICO Score equal to or greater than 575 and less than or equal to 599, shall not exceed two and one-half percent (2.5%) of the Aggregate Loan Balance.

5.          Section (hh) of Schedule I of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

(hh)      the percentage of Timeshare Loans where the Obligor is not a resident of the United States, Canada, Puerto Rico, U.S. military bases, or U.S. Territories (“Non-United States Obligors”) does not exceed two percent (2%) of the Aggregate Loan Balance of Timeshare Loans in the Aggregate Sale Date Loan Pool;

6.           The Sale Notice attached hereto replaces the Sale Notice appearing at Exhibit E to the Loan Sale and Servicing Agreement.

7.           Exhibit R to the Loan Sale and Servicing Agreement is deleted in its entirety and replaced with the Settlement and Funding Notice in the form attached hereto.

8.          Notwithstanding any terms in the Loan Sale and Servicing Agreement to the contrary, the parties agree to modify the purchase and funding process as described in this Omnibus Amendment No. 2 in order to more fully reflect the intent of the Buyer and to comply with the directives and requirements of the NCUA.

9.          Except as specifically set forth herein, this Omnibus Amendment No. 2 shall not modify, alter, change, or affect any of the other terms or conditions of the Loan Sale and Servicing Agreement. All capitalized terms herein shall have the meaning given to them in the Loan Sale and Servicing Agreement, unless otherwise provided herein.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Amendment 2 as of the date set forth above.

BLUEGREEN:	BLUEGREEN CORPORATION

	By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Senior Vice President, CFO & Treasurer

THE BUYER:	QUORUM FEDERAL CREDIT UNION

	By:	/s/ Bruno Sementilli
Bruno Sementilli
President and CEO

THE SELLER:	BRFC-Q 2010 LLC

	By:	/s/ Allan J. Herz
Allan J. Herz
President and Assistant Treasurer

THE SERVICER:	BLUEGREEN CORPORATION

	By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Senior Vice President, CFO & Treasurer

THE BACKUP SERVICER:	CONCORD SERVICING CORPORATION

	By:	/s/ Sonja M. Yurkiw
Printed Name: Sonja M. Yurkiw
Title: VP & General Counsel

THE CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not
in its individual capacity but solely as Custodian and
Paying Agent hereunder

	By:	/s/ Michelle Moeller
Printed Name: Michelle Moeller
Title: Voice President

THE CLUB TRUSTEE:	VACATION TRUST, INC.,
as Club Trustee

	By:	/s/ Constance G. Dodd
Constance G. Dodd
President, Treasurer and Secretary

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